Exhibit 10.3
ARRIS GROUP, INC.
2007 STOCK INCENTIVE PLAN
Restricted Stock Grant Agreement
No. of Shares subject to
Restricted Stock Grant:
     THIS RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) dated as of the ___ day of                     , 20___, between ARRIS Group, Inc., a Delaware corporation (the “Company”), and                                                              (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan. Paragraph 22 of this Agreement provides definitions of additional terms used herein.
     1. Grant of Restricted Stock. Pursuant to the Plan, the Company, on ___, 20___ (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of ___ shares of the common stock of the Company, par value $0.01 per share (“Shares”). This award hereinafter is referred to as the “Restricted Stock.”
     2. Restrictions. Except as otherwise provided in this Agreement, the shares of Restricted Stock are nontransferable and subject to a substantial risk of forfeiture.
     3. No Shareholder Rights. Before the shares of Restricted Stock become transferable and nonforfeitable (“Vested”), the Participant will have none of the rights of a shareholder in the shares of Restricted Stock, including without limitation, the right to vote the shares of Restricted Stock or to receive dividends and distributions thereon. Additionally, during such period, the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares of Restricted Stock, which shall remain subject to a substantial risk of forfeiture and nontransferable as described in this Agreement. Notwithstanding the preceding sentence, the Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant’s death, any rights to which the Participant would be entitled under this Agreement. Such designation shall be filed with the Company, and may be changed or revoked, all in accordance with uniform procedures specified by the Committee.
     4. Vesting. Except as provided in paragraph 5 below, the Participant’s interest in the shares of Restricted Stock shall become Vested at the time or times set forth on Exhibit A attached hereto. If the Participant ceases to be employed by the Company or any Affiliate for any reason (except as may be provided on Exhibit A), all shares of Restricted Stock that are not then Vested shall be forfeited, without any payment whatsoever to the Participant.
     5. Securities Law Restrictions.
     (a) Notwithstanding any other provision of this Agreement, no Shares shall be issued and no certificates for Shares shall be delivered except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing Shares issued pursuant to this Agreement may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Shares shall be issued and no certificates for Shares shall be delivered until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

     (b) Notwithstanding any other provision of this Agreement, the Committee may postpone the vesting of the Restricted Stock for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the Shares subject to this Agreement under the securities laws; (ii) to take any action in order to (A) list such Shares on a stock exchange if Shares are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed; (iii) to determine that such Shares are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of the Agreement or any provision of the Plan to recognize the grant or vesting of the Restricted Stock or to issue Shares in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Restricted Stock and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to the Participant or to any other person with respect to Shares as to which this award shall lapse because of such postponement.
     6. Stock Power. With respect to any shares of Restricted Stock forfeited under this Agreement, the Participant does hereby irrevocably constitute and appoint Lawrence A. Margolis or any successor Secretary of the Company (the “Secretary”) as his or her attorney to transfer the forfeited shares on the books of the Company with full power of substitution in the premises. The Secretary shall use the authority granted in this paragraph to cancel any shares of Restricted Stock that are forfeited under this Agreement.
     7. Additional Restrictions. The Participant can only become Vested in the shares of Restricted Stock during the Participant’s lifetime. Neither this grant of Restricted Stock nor the Participant’s right or interest in any shares of Restricted Stock shall be liable for, or subject to, any lien, obligation or liability of the Participant.
     8. Custody of Certificates. The Company shall retain custody of stock certificates evidencing the shares of Restricted Stock. Within ten (10) days after shares of Restricted Stock become Vested, the Company will deliver to the Participant the stock certificates evidencing the shares of Restricted Stock that have become Vested.
     9. Non-Competition and Non-Solicitation Agreement. By receiving the Restricted Stock and signing this Agreement, the Participant agrees as follows:
     (a) During employment and for a period of four (4) months from the date of termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, directly or indirectly, compete with the Company or any Affiliate by providing to any entity that is in a Competing Business services substantially similar to the services provided by the Participant at the time of termination.
     (b) During employment and for a period of two (2) years after the termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or its Affiliates (known by the Participant to be such) to leave the employment of the Company or its Affiliates, nor shall the Participant use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company or any Affiliate concerning the name and addresses of the Company’s or any Affiliate’s employees.

If the Participant violates any of the provisions of (a) or (b) of this paragraph 9, the Participant shall pay the Company any profits the Participant received as a result of the Vesting of the Restricted Stock, provided that the Restricted Stock became Vested less than six months prior to termination of the Participant’s employment.
     10. Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.
     11. Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share, such fractional Share shall be rounded up to the nearest whole Share.
     12. Change in Capital Structure. The terms of the Restricted Stock shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, subdivisions or consolidations of Shares, reorganizations, recapitalizations, spin-offs or other similar changes in capitalization.
     13. Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to the Restricted Stock, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	ARRIS Group, Inc.
3871 Lakefield Drive
Suwanee, Georgia 30024
Attn: Larry Margolis, Executive Vice President

If to the Participant:

     14. No Right to Continued Employment. Neither this Agreement nor the Restricted Stock confers upon the Participant any right with respect to continued employment by the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time without assigning a reason therefor.
     15. Impact on Other Plans and Arrangements. The determination of whether the value of the Restricted Stock will be included or excluded in calculating any severance, resignation, redundancy, end of service payments, bonuses or long-service awards, any payments or benefits under any pension or retirement plans or any other compensation or benefits will be based on the terms of the applicable plan, program or arrangement. If such plan, program or arrangement would not otherwise require the inclusion of Restricted Stock in such calculation, then the Restricted Stock shall be excluded from such calculation.
     16. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of the Participant and the successors of the Company.
     17. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
     18. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

     19. Tax Consequences and Section 409A. The Participant acknowledges that there may be tax consequences upon the vesting of the Restricted Stock and that the Participant should consult a tax advisor. The Restricted Stock is intended to be exempt from the requirements of Section 409A of the Code as a short-term deferral. Notwithstanding the preceding, the Company and its Affiliates shall not be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that this Agreement is subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.
     20. Withholding Obligations. At the applicable time, the Participant shall remit to the Company amounts sufficient to satisfy any federal, state or local withholding tax requirements before the delivery of any certificate or certificates for such shares of Restricted Stock by making payment in cash or cash equivalent or such other form of payment acceptable to the Committee or shall arrange for the withholding from other payments due the Participant of the applicable amounts.
     21. Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Participant and the Company, but only to the extent permitted under the Plan.
     22. Definitions. For purposes of this Agreement, the following words shall have the meanings set forth below:
     (a) “Affiliate” means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, 50 percent shall be substituted for 80 percent under such Code Sections and the related regulations.
     (b) “Code” means the Internal Revenue Code of 1986, as amended.
     (c) “Competing Business” means any business that engages, in whole or in part, in the equipment and supply for broadband communications systems in the United States.
     (d) “Disabled” means fully and permanently disabled within the meaning of the Company’s group long term disability plan then in effect. The Committee, in its sole discretion, shall determine whether the Participant is Disabled for purposes of this Agreement.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

ARRIS GROUP, INC.
By:

Name:

Title:

PARTICIPANT:

Participant

EXHIBIT A
Vesting Provisions
Except as provided in paragraph 5 of the Agreement, the Participant’s interest in the shares of Restricted Stock shall become Vested as set forth below. For purposes of the Agreement, including the vesting provisions in this Exhibit A, the Participant will be deemed to have terminated employment as of his or her last day of active work for the Company and its Affiliates; provided, however, that the Participant shall be deemed to be actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period applicable to military leave.
I. General Vesting
Service-Based Vesting
[ ] The Restricted Stock shall become Vested with respect to [thirty-three] percent ([33]%) of the shares of Restricted Stock on the [first and second] annual anniversaries of the Date of Grant and then with respect to the remaining [thirty-four] percent ([34]%) of the shares of Restricted Stock on the [third] annual anniversary of the Date of Grant, provided the Participant is still employed by the Company or any Affiliate at each such time.
Performance and Service-Based Vesting
[ ] The Restricted Stock shall become Vested with respect to the percentage of shares of Restricted Stock set forth below with respect to each applicable vesting date, provided that, at each such time, (a) the Participant is still employed by the Company or any Affiliate and (b) the performance measures set forth below have been met. Notwithstanding the foregoing, if the applicable performance measures are not met at a specified vesting date, but the cumulative performance measures are met at a subsequent vesting date, then the Restricted Stock shall become Vested with respect to that percentage of shares specified for the applicable vesting date plus the percentage of shares for prior vesting dates that did not become Vested solely because of a failure to meet the performance measures for the prior vesting dates.

		Percentage of Shares	Cumulative
Vesting Date	Performance Target	Vested	Performance Target

II. Accelerated Vesting
Accelerated Vesting on Death
[ ] Notwithstanding the foregoing, one-hundred percent (100%) of the shares of Restricted Stock shall become Vested if the Participant dies or becomes Disabled while still employed by the Company or any Affiliate.
Accelerated Vesting on Disability
[ ] Notwithstanding the foregoing, one-hundred percent (100%) of the shares of Restricted Stock shall become Vested if the Participant dies or becomes Disabled while still employed by the Company or any Affiliate.

Accelerated Vesting On Retirement
[ ] Notwithstanding the foregoing, one-hundred percent (100%) of the shares of Restricted Stock shall become Vested if the Participant voluntarily terminates employment with the Company and its Affiliates after reaching age ___.